Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

September 30, 2015

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated October 8, 2014, including the Schedules thereto (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, shares of common stock, par value $0.01 per share, of the Company.  All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement.  CF&Co and the Company agree as follows:

A.                                    Amendments to Sales Agreement.  The Sales Agreement is amended as follows:

1.                                      (i) Section 13(d) of the Sales Agreement is hereby deleted in its entirety and Section 13(e) is relabeled as Section 13(d); (ii) Newly labeled Section 13(d) of the Sales Agreement is hereby deleted and replaced in its entirety with the following: “This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect.”; and (iii) Section 13(f) of the Sales Agreement is relabeled as Section 13(e).

2.                                      Section 14 is amended by (i) deleting the words “Stephen Merkel, General Counsel” and replacing them with “General Counsel” and (ii) deleting the number “(212) 307-3730” and replacing it with “(212) 829-4708.”

3.                                      Schedule 1 is amended by deleting the words “September        , 2014” and replacing them with “October 8, 2014, as amended on September 30, 2015.”

4.                                      Schedule 3 is amended by adding under The Agent after “Josh Feldman (jfeldman@cantor.com)”:

“Sameer Vasudev (svasudev@cantor.com)

With copies to:

CFControlledEquityOffering@cantor.com”

5.                                      The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) is amended to delete the words “September    , 2014” and replace them with “October 8, 2014, as amended on September 30, 2015.”

B.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

C.                                    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

D.                                    Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ONCONOVA THERAPEUTICS, INC.

By:	/s/ Ramesh Kumar, Ph.D
	Name:	Ramesh Kumar, Ph.D
	Title:	President and Chief Executive Officer

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
	Name:	Jeffrey Lumby
	Title:	Senior Managing Director

SIGNATURE PAGE

ONCONOVA THERAPEUTICS, INC. – AMENDMENT NO. 1 TO SALES AGREEMENT